Exhibit 99

FOR RELEASE 6:00 AM EST, THURSDAY, JANUARY 29, 2009

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS 2008 FOURTH QUARTER AND FULL-YEAR RESULTS

MOOREFIELD, WV -- January 29, 2009 -- Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2008 net income of $3.6 million, or $0.48 per diluted share, compared with earnings from continuing operations of $3.9 million, or $0.52 per diluted share, in the prior-year fourth quarter.  For 2008, Summit’s net income was $2.3 million, or $0.31 per diluted share, compared with 2007 earnings from continuing operations of $13.5 million, or $1.85 per diluted share.

Excluding other-than-temporary impairment (“OTTI”) charges primarily relating to investments in Fannie Mae and Freddie Mac preferred stock, aggregating $7.1 million for 2008 ($4.4 million after-tax) and pre-tax gains in the fair value of interest rate swaps of $0.7 million and $1.5 million in 2008 and 2007, respectively, pro forma earnings for the year ended December 31, 2008 were $6.3 million, or $0.85 per diluted share, compared with pro forma net income from continuing operations of $12.6 million, or $1.72 per diluted share for 2007.

Fourth quarter 2008 earnings include an OTTI pre-tax charge of $1.0 million representing a $0.7 million impairment charge on Summit’s investment in Greater Atlantic Financial Corp.’s (“Greater Atlantic”) common stock and $0.3 million in further impairments of its Fannie Mae and Freddie Mac preferred stock.  Fourth quarter 2007 earnings include a gain of $0.8 million from changes in the fair value of interest rate swaps. Excluding these non-recurring or non-cash items, fourth quarter pro forma earnings were $4.2 million, or $0.57 per diluted share, in 2008 and $3.4 million, or $0.45 per diluted share in 2007.

H. Charles Maddy III, president and chief executive officer of Summit, stated, “Our core business remains healthy. We continue to see modest loan demand from existing customers, but we’ve become increasingly selective toward new business. Much of our attention has shifted to the resolution of our problem assets, which appear to be stabilizing after their sharp increase last quarter.

“Our workout team has not wasted time. Of the $23.8 million of construction and development loans we identified and transferred to nonaccrual last quarter, we reduced that amount by nearly forty percent. This includes the transfer of $6.8 million to OREO where we have the opportunity to manage the properties more efficiently. This also includes $4.5 million of charge-offs against the reserves we established for that purpose in the third quarter.

“Excluding one-time OTTI issues, swings from changes in fair value, and costs associated with credit administration, our core banking business has remained stable and well under control. Our revenue has increased gradually in synch with modest growth of noninterest expense. We are disappointed that we were not able to consummate our merger with Greater Atlantic, but we believe its mutual termination was in the best interest of our shareholders, customers and employees.

Highlights for 2008 include:

•
Strengthening our loan loss reserves to reflect the weaker economy and its current and future impact on asset quality. The $15.5 million loan loss provision recorded this year raised the reserve to 1.40 percent of total loans at year-end, after net loan charge-offs of $7.8 million during the course of the year.

•
The impact of the housing crisis as reflected by the impairment of Summit’s investments in Freddie Mac and Fannie Mae preferred stock resulting in $6.4 million in charges recorded relative to these securities in 2008.

•	Loan growth of $147.9 million, or 13.9 percent year-over-year, derived principally from commercial and commercial real estate loans.

•
Stability of the net interest margin; this continues to be a highlight of Summit’s performance despite the rapid decline of interest rates beginning in third quarter 2007. However, the impact of foregone interest income from nonaccruing loans has negatively impacted the margin in the most recent two quarters.

•	The mutual termination of the Greater Atlantic merger agreement.

Results from Operations

Total revenue, composed of net interest income and noninterest income, was $46.9 million for 2008, up 1.1 percent from prior-year revenue of $46.4 million. Excluding the 2008 impairment charge on securities and the 2008 and 2007 changes in fair value of interest rate swaps, operating revenue for 2008 was $53.3 million, up 18.6 percent from the $44.9 million reported in 2007. Net interest income was $44.1 million, a 12.8 percent increase above the $39.1 million reported for 2007; a 17.0 percent increase in average earning assets over the past twelve months was partially offset by a 13 basis point decline in the net interest margin, which was 3.13 percent for 2008.

Mr. Maddy remarked, "As I have mentioned in the past, our goal has been to maintain a neutral balance sheet and a stable net interest margin, and we have been consistently successful in doing so until the third quarter jump in nonaccruals.  Substantially all of our variable rate loans have interest rate floors and our balance sheet is modestly liability sensitive, so we are quite pleased with the current interest rate environment.”

Noninterest income, reported on a GAAP basis, was $2.9 million for 2008 compared with income of $7.4 million for the prior year. Excluding the 2008 OTTI charge of $7.1 million and the pre-tax changes in the fair value of interest rate swaps of $705,000 and $1,478,000 in 2008 and 2007, respectively, noninterest income from operations totaled $9.2 million for 2008 and $5.9 million for 2007. Insurance commissions increased 78.7 percent to $5.1 million for 2008 compared with $2.9 million for 2007, primarily from the purchase of the Kelly Agencies in third quarter 2007.

The $15.5 million provision for loan losses recorded for 2008 was the primary factor contributing to the decline in operating earnings for the year; the 2008 provision increased by $13.4 million above the $2.1 million recorded for 2007. Of this total, the third quarter provision accounted for the lion’s share: $12.0 million, or 77 percent of the 2008 provision. Having identified and reserved for the loss potential in each of third quarter’s new problem loans, Summit recorded a significantly lower provision of

$750,000 in the 2008 fourth quarter. In addition, two-thirds of 2008’s net charge-offs occurred in the fourth quarter: $5.2 million out of total 2008 net-charge-offs of $7.8 million. The Company ended the year with a loan loss reserve of $16.9 million, or 1.40 percent of total loans, up sharply from the prior year-end level: $9.2 million or 0.86 percent of loans.

Noninterest expense for the 2008 full year was $29.4 million, up $4.3 million, or 17.1 percent, from 2007. Salaries and employee benefits rose $2.1 million or 14.6 percent, above 2007 levels, to $16.7 million. The other expense category accounted for $7.9 million, up 30.5 percent, from $6.0 million in 2007; contributing factors include a $454,000 higher FDIC premium and the write-off of capitalized acquisition costs associated with the terminated Greater Atlantic transaction totaling $514,000. Summit's efficiency ratio, based on continuing operations and excluding one-time nonrecurring items, was 52.01 percent for 2008, a 99 basis point improvement over the 2007 ratio of 53.00 percent, benefitting primarily from a higher level of net interest income.

 Balance Sheet and Asset Quality

Assets at December 31, 2008 were $1.6 billion, up $191.5 million, or 13.3 percent since the 2007 year-end. Total loans were $1.2 billion at year-end 2008, up $147.9 million, or 13.9 percent over the past twelve months. Year-over-year loan growth was derived foremost from commercial real estate lending, up $67.8 million, or 17.6 percent, followed by residential real estate, up $53.4 million, and commercial loans, up $37.5 million. Construction and development (C&D) was the only loan category to decline, by $9.8 million, or 4.4 percent, to $215.5 million. Growth was paced throughout the year, with a modest pickup in fourth quarter relative to the third.

Commercial real estate and 1-4 family residential mortgages represent 37.3 percent and 31.0 percent of total loans, respectively, at December 31, 2008. Non real estate-related commercial loans accounted for 10.7 percent of the loan portfolio, while C&D loans represented 17.8 percent of the total, down from 21.2 percent at December 31, 2007.

Nonperforming loans were $48.0 million at year-end 2008, or 3.97 percent of total loans, compared with $59.8 million, or 5.13 percent of loans, for the linked quarter, and $10.3 million, or 0.97 percent, for the year-ago quarter. Nonperforming loans were concentrated in the commercial real estate (CRE) category: $24.3 million, equivalent to 5.4 percent of CRE loans.  While C&D nonperforming loans represented $18.4 million at year end 2008, this loan category has been aggressively managed and reduced by $10.7 million during this past quarter.

At December 31, 2008, foreclosed real estate was $8.1 million compared with $2.3 million for the linked quarter and $2.1 million for the year-ago quarter. Approximately $6.8 million of the $11.9 million decline in nonperforming loans this past quarter represents foreclosures. Summit believes its own workout team is often better equipped to maximize recoveries on real estate projects and shorten the collection period.

Loans in the 30-89 day delinquent category totaled $8.9 million at December 31, 2008, compared with $13.8 million in the preceding quarter and $8.7 million at December 31, 2007. Residential mortgages accounted for $5.0 million of fourth quarter 2008 30-89 day delinquencies.

The combined level of problem assets, including foreclosed properties, nonaccruing loans, and 30-89 day delinquencies, at December 31, 2008 was $64.9 million, or 4.0 percent of assets; this compares with problem assets of $75.9 million for the linked quarter and $21.1 million for the year-ago quarter, equivalent to 4.8 percent of assets and 1.5 percent of assets, respectively.

The Company recorded net charge-offs of $7.8 million, or 0.68 percent of average loans for 2008 compared with net charge-offs of $1.1 million, or 0.11 percent of average loans for 2007. For the fourth quarter, net charge-offs were $5.2 million, or an annualized 1.75 percent of average loans, compared with $917,000, or an annualized 0.32 percent for the linked quarter, and $285,000, or 0.11 percent annualized for the year earlier period. Following the $12.0 million provision for loan losses taken in the third quarter, the allowance for loan losses rose to 1.87 percent; fourth quarter net charge-offs subsequently reduced the allowance to 1.40 percent as of December 31, 2008, which compared favorably to 0.86 percent at December 31, 2007.

Total deposits at December 31, 2008 were $965.9 million compared with $945.2 million at September 30, 2008 and $828.7 million for the year-ago quarter, an increase of $20.6 million, or 2.2 percent, and $137.2, or 16.6 percent, respectively. Core deposits, which include all in-market CDs regardless of size, were $669.3 million at year-end 2008, approximately 69 percent of total deposits in the current quarter compared with 79 percent in the year-ago quarter. Summit’s remaining funding needs are met through the national broker market and the FHLB borrowings, whichever is less expensive.

Shareholders' equity at December 31, 2008 was $87.2 million, a decrease of 2.4 percent over the last twelve months. Capital ratios for Summit and its banking subsidiary, Summit Community Bank, remain in excess of regulatory requirements for "well-capitalized," the highest regulatory capital requirement under Federal regulation. As of fourth quarter-end 2008, common shares outstanding totaled 7,415,310 compared with 7,408,941 for the 2007 fourth quarter.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted several GAAP performance measures to exclude the effects of the non-cash, other-than-temporary impairment charges on securities and to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2008 vs Q4 2007

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2008	12/31/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$19,343	$20,199	-4.2%
Securities	4,305	3,590	19.9%
Other	1	8	-87.5%
Total interest income	23,649	23,797	-0.6%
Interest expense
Deposits	7,081	7,759	-8.7%
Borrowings	5,190	5,697	-8.9%
Total interest expense	12,271	13,456	-8.8%
Net interest income	11,378	10,341	10.0%
Provision for loan losses	750	750	0.0%
Net interest income after provision
for loan losses	10,628	9,591	10.8%
Noninterest income
Insurance commissions	1,200	1,157	3.7%
Service fee income	851	863	-1.4%
Other-than-temporary impairment of securities	(1,024)	-	n/m
Net cash settlement on interest rate swaps	-	(183)	n/m
Change in fair value of interest rate swaps	-	783	n/m
Other income	40	78	-48.7%
Total noninterest income	1,067	2,698	-60.5%
Noninterest expense
Salaries and employee benefits	4,047	4,090	-1.1%
Net occupancy expense	463	466	-0.6%
Equipment expense	567	568	-0.2%
Professional fees	250	152	64.5%
Other expenses	2,534	1,634	55.1%
Total noninterest expense	7,861	6,910	13.8%
Income from continuing operations before income taxes	3,834	5,379	-28.7%
Income taxes	277	1,511	-81.7%
Income from continuing operations	3,557	3,868	-8.0%
Discontinued operations
Exit costs and impairment of long-lived assets	-	(435)	n/m
Operating income (loss)	-	(9,549)	n/m
Income (loss) from discontinued operations
before income taxes	-	(9,984)	n/m
Income taxes	-	(3,347)	n/m
Income (loss) from discontinued operations	-	(6,637)	n/m

Net Income (loss)	$3,557	$(2,769)	n/m

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2008 vs Q4 2007

	For the Quarter Ended		Percent
	12/31/2008	12/31/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	$0.48	$0.52	-7.7%
Diluted	$0.48	$0.52	-7.7%
Earnings per share from discontinued operations
Basic	$-	$(0.89)	-100.0%
Diluted	$-	$(0.89)	-100.0%
Earnings per share
Basic	$0.48	$(0.37)	-229.7%
Diluted	$0.48	$(0.37)	-229.7%

Average shares outstanding
Basic	7,411,577	7,401,684	0.1%
Diluted	7,434,643	7,450,049	-0.2%

Performance Ratios
Return on average equity	17.08%	-11.62%	-247.0%
Return on average equity - continuing operations	17.08%	16.23%	5.2%
Return on average assets	0.89%	-0.81%	-209.9%
Return on average assets - continuing operations	0.89%	1.13%	-21.2%
Net interest margin	3.04%	3.24%	-6.2%
Efficiency ratio - continuing operations (A)	51.72%	53.03%	-2.5%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2008 vs 2007

	For the Years Ended		Percent
Dollars in thousands	12/31/2008	12/31/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$77,515	$77,911	-0.5%
Securities	15,961	13,422	18.9%
Other	8	51	-84.3%
Total interest income	93,484	91,384	2.3%
Interest expense
Deposits	27,343	34,296	-20.3%
Borrowings	22,066	18,021	22.4%
Total interest expense	49,409	52,317	-5.6%
Net interest income	44,075	39,067	12.8%
Provision for loan losses	15,500	2,055	654.3%
Net interest income after provision
for loan losses	28,575	37,012	-22.8%
Noninterest income
Insurance commissions	5,139	2,876	78.7%
Service fee income	3,246	3,004	8.1%
Realized securities gains/(losses)	(6)	-	-
Other-than-temporary impairment of securities	(7,060)	-	-
Net cash settlement on interest rate swaps	(170)	(727)	-76.6%
Change in fair value of interest rate swaps	705	1,478	-52.3%
Other income	1,014	726	39.7%
Total noninterest income	2,868	7,357	-61.0%
Noninterest expense
Salaries and employee benefits	16,742	14,608	14.6%
Net occupancy expense	1,870	1,758	6.4%
Equipment expense	2,173	2,004	8.4%
Professional fees	723	695	4.0%
Other expenses	7,876	6,033	30.5%
Total noninterest expense	29,384	25,098	17.1%
Income from continuing operations before income taxes	2,059	19,271	-89.3%
Income taxes	(241)	5,734	-104.2%
Income from continuing operations	2,300	13,537	-83.0%
Discontinued operations
Exit costs and impairment of long-lived assets	-	(312)	n/m
Operating income (loss)	-	(10,347)	n/m
Income (loss) from discontinued operations
before income taxes	-	(10,659)	n/m
Income taxes	-	(3,578)	n/m
Income (loss) from discontinued operations	-	(7,081)	n/m

Net Income	$2,300	$6,456	-64.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2008 vs 2007

	For the Years Ended		Percent
	12/31/2008	12/31/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	0.31	1.87	-83.4%
Diluted	0.31	1.85	-83.2%
Earnings per share from discontinued operations
Basic	-	(0.98)	-100.0%
Diluted	-	(0.97)	-100.0%
Earnings per share
Basic	$0.31	$0.89	-65.2%
Diluted	$0.31	$0.88	-64.8%

Average shares outstanding
Basic	7,411,715	7,244,011	2.3%
Diluted	7,446,991	7,303,391	2.0%

Performance Ratios
Return on average equity	2.59%	7.34%	-64.7%
Return on average equity - continuing operations	2.59%	15.39%	-83.2%
Return on average assets	0.15%	0.50%	-70.0%
Return on average assets - continuing operations	0.15%	1.04%	-85.6%
Net interest margin	3.13%	3.26%	-4.0%
Efficiency ratio - continuing operations (A)	52.01%	53.00%	-1.9%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Condensed Statements of Income
Interest income
Loans, including fees	$19,343	$18,527	$19,576	$20,069	$20,199
Securities	4,305	4,108	3,761	3,786	3,590
Other	1	2	3	4	8
Total interest income	23,649	22,637	23,340	23,859	23,797
Interest expense
Deposits	7,081	6,704	6,435	7,124	7,759
Borrowings	5,190	5,549	5,530	5,796	5,697
Total interest expense	12,271	12,253	11,965	12,920	13,456
Net interest income	11,378	10,384	11,375	10,939	10,341
Provision for loan losses	750	12,000	1,750	1,000	750
Net interest income after provision
for loan losses	10,628	(1,616)	9,625	9,939	9,591
Noninterest income
Insurance commissions	1,200	1,337	1,275	1,327	1,157
Service fee income	851	828	824	743	863
Other-than-temporary impairment of securities	(1,024)	(4,495)	(1,541)	-	-
Net cash settlement on interest rate swaps	-	-	-	(170)	(183)
Change in fair value of interest rate swaps	-	-	-	705	783
Other income	40	155	570	243	78
Total noninterest income	1,067	(2,175)	1,128	2,848	2,698
Noninterest expense
Salaries and employee benefits	4,047	4,113	4,187	4,395	4,090
Net occupancy expense	463	489	443	476	466
Equipment expense	567	538	533	534	568
Professional fees	250	173	182	118	152
Other expenses	2,534	1,972	1,804	1,566	1,634
Total noninterest expense	7,861	7,285	7,149	7,089	6,910
Income before income taxes	3,834	(11,076)	3,604	5,698	5,379
Income taxes	277	(3,402)	1,010	1,874	1,511
Income (loss) from continuing operations	3,557	(7,674)	2,594	3,824	3,868
Discontinued operations
Exit costs and impairment of long-lived assets	-	-	-	-	(435)
Operating income (loss)	-	-	-	-	(9,549)
Income (loss) from discontinued operations
before income taxes	-	-	-	-	(9,984)
Income taxes	-	-	-	-	(3,347)
Income (loss) from discontinued operations	-	-	-	-	(6,637)

Net Income (loss)	$3,557	$(7,674)	$2,594	$3,824	$(2,769)

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Per Share Data
Earnings per share from continuing operations
Basic	$0.48	$(1.04)	$0.35	$0.52	$0.52
Diluted	$0.48	$(1.03)	$0.35	$0.51	$0.52
Earnings per share from discontinued operations
Basic	$-	$-	$-	$-	$(0.89)
Diluted	$-	$-	$-	$-	$(0.89)
Earnings per share
Basic	$0.48	$(1.04)	$0.35	$0.52	$(0.37)
Diluted	$0.48	$(1.03)	$0.35	$0.51	$(0.37)

Average shares outstanding
Basic	7,411,577	7,410,791	7,410,217	7,408,941	7,401,684
Diluted	7,434,643	7,445,242	7,448,170	7,449,105	7,450,049

Performance Ratios
Return on average equity	17.08%	-34.71%	11.16%	16.55%	-11.62%
Return on average equity - continuing operations	17.08%	-34.71%	11.16%	16.55%	16.23%
Return on average assets	0.89%	-1.99%	0.70%	1.06%	-0.81%
Return on average assets - continuing operations	0.89%	-1.99%	0.70%	1.06%	1.13%
Net interest margin	3.04%	2.89%	3.33%	3.28%	3.24%
Efficiency ratio - continuing operations (A)	51.72%	54.52%	49.87%	52.11%	53.03%

NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Assets	$1,627,066	$1,567,325	$1,525,978	$1,465,110	$1,435,536
Securities	350,622	327,648	307,232	302,029	300,066
Loans, net	1,192,157	1,145,606	1,130,483	1,079,223	1,052,489
Intangible assets	9,704	9,792	9,880	9,968	10,055
Retail deposits	669,261	663,569	634,007	652,148	652,296
Brokered time deposits	296,589	281,655	223,742	184,796	176,391
Short-term borrowings	153,100	98,316	147,900	93,950	172,055
Long-term borrowings and
subordinated debentures	412,337	434,016	419,775	431,918	335,327
Shareholders' equity	87,244	80,510	91,466	91,955	89,420

Book value per share	$11.77	$10.86	$12.34	$12.41	$12.06
Tangible book value per share	$10.46	$9.54	$11.01	$11.07	$10.70
Tangible equity / Tangible assets	4.8%	4.5%	5.4%	5.6%	5.6%
Tier 1 leverage ratio	6.2%	6.2%	7.0%	7.8%	7.3%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Commercial	$130,106	$115,106	$112,793	$111,442	$92,599
Commercial real estate	452,264	423,982	415,187	394,619	384,478
Construction and development	215,465	225,582	217,623	211,052	225,270
Residential real estate	376,026	366,989	361,009	336,985	322,640
Consumer	31,519	31,433	30,361	30,206	31,956
Other	6,061	6,240	6,206	6,395	6,641
Total loans	1,211,441	1,169,332	1,143,179	1,090,699	1,063,584
Less unearned fees and interest	2,351	2,293	2,347	1,878	1,903
Total loans net of unearned fees and interest	1,209,090	1,167,039	1,140,832	1,088,821	1,061,681
Less allowance for loan losses	16,933	21,433	10,349	9,598	9,192
Loans, net	$1,192,157	$1,145,606	$1,130,483	$1,079,223	$1,052,489

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Non interest bearing checking	$69,808	$70,353	$68,912	$64,111	$65,727
Interest bearing checking	156,990	182,383	194,255	201,820	222,825
Savings	61,688	58,678	60,245	53,427	40,845
Time deposits	380,775	352,155	310,595	332,790	322,899
Total retail deposits	$669,261	$663,569	$634,007	$652,148	$652,296

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Gross loan charge-offs	$5,351	$969	$1,079	$646	$332
Gross loan recoveries	(102)	(52)	(80)	(52)	(47)
Net loan charge-offs	$5,249	$917	$999	$594	$285

Net loan charge-offs to average loans (annualized)	1.75%	0.32%	0.36%	0.22%	0.11%
Allowance for loan losses	$16,933	$21,433	$10,349	$9,598	$9,192
Allowance for loan losses as a percentage
of period end loans	1.40%	1.87%	0.91%	0.88%	0.86%
Nonperforming assets:
Nonperforming loans	$47,969	$59,845	$15,614	$13,957	$10,333
Foreclosed properties and
other repossessed assets	8,113	2,284	2,546	2,205	2,058
Total	$56,082	$62,129	$18,160	$16,162	$12,391

Nonperforming loans to period end loans	3.97%	5.13%	1.37%	1.28%	0.97%
Nonperforming assets to period end assets	3.45%	3.96%	1.19%	1.11%	0.86%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nonperforming Loans

	For the Quarter Ended
Dollars in thousands	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Commercial	$199	$140	$81	$695	$716
Commercial real estate	24,323	27,347	3,184	5,095	4,346
Construction and development	18,382	29,127	6,460	3,694	2,016
Residential real estate	4,986	2,799	5,521	4,247	3,012
Consumer	79	432	368	226	243
Total	$47,969	$59,845	$15,614	$13,957	$10,333

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days

	For the Quarter Ended
Dollars in thousands	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007

Commercial	$114	$706	$1,089	$321	$264
Commercial real estate	195	1,407	24,606	1,249	1,604
Construction and development	2,722	1,996	9,919	1,059	997
Residential real estate	5,009	8,537	2,962	3,792	4,485
Consumer	824	1,140	979	946	1,335
Total	$8,864	$13,786	$39,555	$7,367	$8,685

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2008 vs Q4 2007
	Q4 2008			Q4 2007
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,188,368	$19,232	6.44%	$1,015,397	$20,075	7.84%
Tax-exempt	8,174	168	8.18%	9,259	188	8.06%
Securities
Taxable	287,789	3,786	5.23%	234,444	3,008	5.09%
Tax-exempt	47,062	786	6.64%	49,760	870	6.94%
Interest bearing deposits other banks
and Federal funds sold	305	1	1.30%	479	9	7.45%
Total interest earning assets	1,531,698	23,973	6.23%	1,309,339	24,150	7.32%

Noninterest earning assets
Cash & due from banks	20,799			14,391
Premises & equipment	22,441			22,092
Other assets	45,152			35,362
Allowance for loan losses	(21,191)			(9,033)
Total assets	$1,598,899			$1,372,151

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$165,705	$283	0.68%	$225,686	$1,575	2.77%
Savings deposits	58,444	240	1.63%	38,706	145	1.49%
Time deposits	663,789	6,558	3.93%	487,609	6,039	4.91%
Short-term borrowings	118,801	231	0.77%	147,144	1,724	4.65%
Long-term borrowings and
subordinated debentures	422,996	4,959	4.66%	299,420	3,973	5.26%
	1,429,735	12,271	3.41%	1,198,565	13,456	4.45%
Noninterest bearing liabilities
Demand deposits	78,180			68,123
Other liabilities	7,675			10,131
Total liabilities	1,515,590			1,276,819

Shareholders' equity	83,309			95,332
Total liabilities and
shareholders' equity	$1,598,899			$1,372,151

NET INTEREST EARNINGS		$11,702			$10,694

NET INTEREST YIELD ON EARNING ASSETS			3.04%			3.24%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2008 vs YTD 2007
	For the Years Ended December 31,
	2008			2007
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,127,808	$77,055	6.83%	$963,116	$77,510	8.05%
Tax-exempt	8,528	697	8.17%	9,270	738	7.96%
Securities
Taxable	264,667	13,707	5.18%	219,605	11,224	5.11%
Tax-exempt	49,953	3,380	6.77%	47,645	3,289	6.90%
Interest bearing deposits other banks
and Federal funds sold	370	8	2.16%	1,011	51	5.04%
Total interest earning assets	1,451,326	94,847	6.54%	1,240,647	92,812	7.48%

Noninterest earning assets
Cash & due from banks	18,792			14,104
Premises & equipment	22,154			22,179
Other assets	38,760			30,795
Allowance for loan losses	(12,980)			(8,683)
Total assets	$1,518,052			$1,299,042

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$190,066	$2,416	1.27%	$227,014	$7,695	3.39%
Savings deposits	55,554	908	1.63%	42,254	706	1.67%
Time deposits	568,491	24,019	4.23%	524,389	25,895	4.94%
Short-term borrowings	112,383	2,392	2.13%	95,437	4,822	5.05%
Long-term borrowings and
subordinated debentures	419,454	19,674	4.69%	245,937	13,199	5.37%
	1,345,948	49,409	3.67%	1,135,031	52,317	4.61%
Noninterest bearing liabilities
Demand deposits	75,165			65,060
Other liabilities	7,976			11,000
Total liabilities	1,429,089			1,211,091

Shareholders' equity	88,963			87,951
Total liabilities and
shareholders' equity	$1,518,052			$1,299,042

NET INTEREST EARNINGS		$45,438			$40,495

NET INTEREST YIELD ON EARNING ASSETS			3.13%			3.26%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Years Ended
Dollars in thousands (except per share amounts)	12/31/2008	12/31/2007	12/31/2008	12/31/2007

Income from continuing operations - excluding other-
than- temporary charge on securities and change in
fair value of interest rate swaps	$4,202	$3,375	$6,304	$12,606

Other-than-temporary impairment charge on securities	(1,024)	-	(7,060)	-
Applicable income tax effect	379	-	2,612	-
Change in fair value of interest rate swaps	-	783	705	1,478
Applicable income tax effect	-	(290)	(261)	(547)
	(645)	493	(4,004)	931

GAAP income from continuing operations	$3,557	$3,868	$2,300	$13,537

Diluted earnings per share from continuing operations -
excluding other-than-temporary impairment charge
on securities	$0.57	$0.45	$0.85	$1.72

Other-than-temporary impairment charge on securities	(0.14)	-	(0.95)	-
Applicable income tax effect	0.05	-	0.35	-
Change in fair value of interest rate swaps	-	0.11	0.09	0.20
Applicable income tax effect	-	(0.04)	(0.03)	(0.07)
	(0.09)	0.07	(0.54)	0.13

GAAP diluted earnings per share	$0.48	$0.52	$0.31	$1.85

Total revenue - excluding other-than-temporary
impairment charge on securities and change in fair
value of interest rate swaps	$13,469	$12,256	$53,298	$44,946

Other-than-temporary impairment charge on securities	(1,024)	-	(7,060)	-
Change in fair value of interest rate swaps	-	783	705	1,478
	(1,024)	783	(6,355)	1,478

GAAP total revenue	$12,445	$13,039	$46,943	$46,424

Non-interest income - excluding other-than-temporary
impairment charge on securities and change in fair
value of interest rate swaps	$2,091	$1,915	$9,223	$5,879

Other-than-temporary impairment charge on securities	(1,024)	-	(7,060)	-
Change in fair value of interest rate swaps	-	783	705	1,478
	(1,024)	783	(6,355)	1,478

GAAP non-interest income	$1,067	$2,698	$2,868	$7,357